Exhibit 99.1

Microbot Medical® Reports Over 100% Revenue and Customer Growth

as Procedure Volume also Rises in the Second Quarter of 2026

The Company is experiencing rising demand and increasing pipeline for the LIBERTY System since commencing the Full Market Release in April

Heightened awareness generating interest from leading health systems across the U.S. as Company plans to increase its U.S. sales territories from 8 to 12 and enter international markets by the end of 2026

HINGHAM, Mass., July 7, 2026 – Microbot Medical Inc. (Nasdaq: MBOT), developer and distributor of the innovative LIBERTY® Endovascular Robotic System, is reporting greater than 100% growth in revenue and new customers for the second quarter ended June 30, 2026, compared to the first quarter ended March 31, 2026. The performance reflects the successful commencement of the Full Market Release of the LIBERTY System on April 13, 2026, as health systems in several key markets adopted the system during the second quarter, including leading health systems in Massachusetts, North Carolina, Michigan and Pennsylvania. In addition, the Company entered into an agreement with Lovell Government Services Inc. to serve federal healthcare systems, such as the Veterans Health Administration (VHA), a division of the U.S. Department of Veteran Affairs, the Military Health System (MHS), which is run by the U.S. Department of War, and the Indian Health Service (IHS).

Furthermore, health systems that had adopted the LIBERTY system during the Limited Market Release (LMR), have increased their procedure volume in the second quarter ended June 30, 2026 due to site expansion and more users migrating to the system, compared to the first quarter ended March 31, 2026. With the rising interest from leading health systems, the Company broadened its sales footprint from 4 to 8 sales territories during the second quarter of 2026, and is on track to have12 territories across the U.S. by the end of the year.

Moreover, the Company recently received marketing clearance for the LIBERTY system from the Israeli Ministry of Health’s AMAR Division, making Israel the first country outside of the U.S. to approve the system. To ensure the Company has the capacity to meet current and future demand, it recently entered into an agreement to establish a second manufacturing site, positioning the Company for potential long-term margin expansion as volumes scale.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a commercial stage medical device company focused on transforming endovascular procedures through advanced robotic technology. Microbot’s LIBERTY® Endovascular Robotic System is the first single-use, remotely operated robotic solution designed for precision, efficiency and safety. Backed by a strong intellectual property portfolio and a commitment to innovation, Microbot is driving the future of endovascular care.

Learn more at www.microbotmedical.com and connect on LinkedIn and X.

Safe Harbor

Statements to future financial and/or operating results, future adoption of products, future growth in research, technology, clinical development, commercialization and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “contemplates,” “continues,” “could,” “forecasts,” “intends,” “may,” “might,” “possible,” “potential,” “predicts,” “projects,” “should,” “would,” “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the commercialization of the LIBERTY® Endovascular Robotic System, and in the development of future versions of or applications for the system, uncertainty in the results of regulatory pathways and regulatory approvals, uncertainty resulting from political, social and geopolitical conditions, disruptions resulting from new and ongoing hostilities between Israel and the Palestinians, Iran and other neighboring countries, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical® can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical® disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Contacts:

IR@microbotmedical.com

Media@microbotmedical.com